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                                                                     EXHIBIT 4-h


                               [Form of Debenture]
                                     [Face]

[LEGEND TO BE INSERTED ON OFFERED SECURITIES: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.  -                                                                  $-
CUSIP No. 079857AH1

                      BELLSOUTH CAPITAL FUNDING CORPORATION
              $1,000,000,000 Thirty Year 7 7/8% Debentures Due 2030

          BellSouth Capital Funding Corporation, a Georgia corporation (herein referred to as the "COMPANY"), for value received, hereby promises to pay to -, or registered assigns, the principal sum of - ($-) Dollars on February 15, 2030, at the office or agency of the Company in the City of New York, New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, on February 15 and August 15 (each, an "INTEREST PAYMENT DATE"), commencing August 15, 2000, on said principal sum at the rate per annum specified in the title of this Debenture, at said office or agency, in like coin or currency, from the most recent Interest Payment Date to which interest on the Debentures has been paid preceding the date hereof (unless the date hereof is an Interest Payment Date to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from February 16, 2000) until payment of said principal sum has been made or duly provided for. The interest so payable on any Interest Payment Date, and punctually paid or duly provided for, will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture (or any predecessor Debenture) shall be registered at the close of business on the February 1 prior to such February 15 or the August 1 prior to such August 15 (each such date, a "REGULAR RECORD DATE"), as the case may be, unless such Regular Record Date shall not be a business day (which shall be any day other than a "Legal Holiday" as defined in said Indenture), in which event the business day next preceding. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on a special record date (a "SPECIAL RECORD DATE") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures of this series not less than 15 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          So long as this Debenture is registered in the name of Cede & Co., payments of interest hereon shall be made in immediately available funds; otherwise, payments of interest may be made at the option of the Company by check or draft mailed to the address of the person entitled thereto at such address as shall appear on the Debenture register.

          Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

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          This Debenture shall not be valid or become obligatory for any purpose until the appropriate certificate of authentication hereon shall have been executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

          IN WITNESS WHEREOF, BellSouth Capital Funding Corporation has caused this Instrument to be signed by its President or one of its Vice Presidents and by its Treasurer, an Assistant Treasurer, Secretary or Assistant Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

          Dated -
                                          BELLSOUTH CAPITAL FUNDING
                                          CORPORATION


                                          --------------------------------------

                                          Name:
                                          Title:

                                          --------------------------------------

                                          Name:
                                          Title:
          [Seal]


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

                     [Form of Certificate of Authentication]

          This is one of the Debentures described in the within-mentioned Indenture.


                                           THE BANK OF NEW YORK, as Trustee



                                           By:
                                              ----------------------------------
                                              Authorized Signatory:


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

                               [Form of Debenture]

                                    [Reverse]

                      BELLSOUTH CAPITAL FUNDING CORPORATION

          This Debenture is one of a duly authorized series of Debentures of the Company, designated as set forth on the face hereof (including the Additional Debentures referred to below, herein referred to as the "DEBENTURES"), initially limited to the aggregate principal amount of $1,000,000,000 all issued or to be issued under and pursuant to an indenture dated as of August 1, 1992 (the "INDENTURE"), duly executed and delivered by the Company and BellSouth Corporation ("BELLSOUTH") to The Bank of New York, as successor to Wachovia Bank of Georgia, N.A., as trustee (herein referred to as the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, BellSouth and the Holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Debentures and the terms upon which the Debentures are to be authenticated and delivered. All of the Debentures will have the benefit of a Support Agreement dated as of October 15, 1987, as amended as of August 1, 1992 (the "SUPPORT AGREEMENT"), between the Company and BellSouth. In the Support Agreement, BellSouth has agreed to ensure the timely payment of principal and interest owed on the Debentures; however, no Holder will have recourse to or against the stock or assets of BellSouth Telecommunications, Inc. (the "TELEPHONE COMPANY") or any interest of BellSouth or the Company in the Telephone Company.

          The Company may issue additional debentures (the "ADDITIONAL DEBENTURES") under the Indenture having the same terms in all respects as the Debentures (or in all respects except for the payment of interest on the Debentures (i) scheduled and paid prior to the date of issuance of such Additional Debentures or (ii) payable on the first Interest Payment Date following such date of issuance). Such Additional Debentures shall be treated as part of the same series as the Debentures for all purposes under the Indenture and shall vote together with the Debentures as part of the same class.

          In case an Event of Default, as defined in the Indenture, with respect to the Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration, shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Debentures. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Debentures, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture. The Indenture also provides that the Holders of not less than a majority in principal amount of the outstanding Debentures may waive certain past defaults and their consequences on behalf of the Holders of all Debentures. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

          The Indenture contains provisions setting forth certain conditions in the institution of proceedings by Holders of Debentures with respect to the Indenture or for any remedy under the Indenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.


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          The Debentures are issuable as registered Debentures without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. At the office or agency of the Company designated for such purpose and in the manner and subject to the limitations provided in the Indenture, Debentures may be exchanged without a service charge for a like aggregate principal amount of Debentures of other authorized denominations having the same maturity, interest rate, redemption provisions and original issue date.

          The Debentures may be redeemed in whole at any time or in part from time to time, at the election of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the Debentures to be redeemed, or
(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Debentures to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus 20 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

          "Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (or, if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

          "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Debentures.

          "Independent Investment Banker" means either Lehman Brothers Inc. or Morgan Stanley & Co. Incorporated, and their respective successors, or, if both firms are unwilling or unable to select the Comparable Treasury Issue, a nationally recognized investment banking institution which is a Primary Treasury Dealer appointed by the Company.

          "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if, after seeking at least five Reference Treasury Dealer Quotations and excluding the highest and lowest Reference Treasury Dealer Quotations, the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

          "Reference Treasury Dealer" means (1) Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute for such dealer another Primary Treasury Dealer and (2) any other nationally recognized Primary Treasury Dealer selected by the Independent Investment Banker and acceptable to the Company.


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


          "The Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

          On or after the redemption date, interest will cease to accrue on the Debentures or any portion thereof called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before any redemption date, the Company will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price and accrued interest on the Debentures to be redeemed on such date.

          Notice of redemption will be given to the Holders of these Debentures not more than 60 nor fewer than 30 days prior to the date fixed for redemption.

          If fewer than all of the Debentures are to be redeemed, the Trustee will select the particular Debentures or portions thereof for redemption from the outstanding Debentures not previously called, pro rata or by lot or in such other manner as the Company shall direct.

          In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company designated for such purpose, a new Debenture or Debentures of this series, of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in, and subject to the limitations in, the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

          The Company, the Trustee, any paying agent and any Debenture registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          This Debenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.


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